UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 16, 2005

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

                                1-1105 13-4924710
             (Commission File Number) (IRS Employer Identification No.)

                   One AT&T Way, Bedminster, New Jersey 07921

                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (908) 221-2000

                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As noted in our Form 10-K and Form 10-Q filings, we lease commercial aircraft to domestic airlines through leveraged lease transactions, including leases with Delta Air Lines Inc. (Delta) and Northwest Airlines Corp. (Northwest). On
September 14, 2005, Delta and Northwest filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. As a result of these bankruptcy filings, in the third quarter we expect to record, within "Other income (expense)", a pretax charge of approximately $90 million relating to our investment in these leases, which would have an estimated net income impact of approximately $50 million.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                AT&T Corp.

                                By:  /s/ Christopher R. Reidy
                                     ---------------------------
                                     Christopher R. Reidy
                                     Vice President and Controller


Date:  September 16, 2005